CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192051 on Form S-3 and Registration Statement No. 333-200020 on Form S-8 of our report dated March 3, 2016, relating to the financial statements of JAVELIN Mortgage Investment Corp. and subsidiary appearing in this Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Certified Public Accountants

March 3, 2016